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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 16, 2009

INTERNATIONAL BARRIER TECHNOLOGY INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	000-20412	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West Pender Street, #604 Vancouver, British Columbia, Canada	V6C 2T7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 689-0188

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)   Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 7.01  FD Disclosure.

Watkins, MN; Vancouver, BC January 16, 2009.    International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCBB; IBH: TSXV), a manufacturer of proprietary fire-resistant building materials is pleased to release year-to-date fiscal (July through December) and monthly revenue and sales volumes results for the period ending December 31, 2008.  Overall revenue generated year-to-date is 17% higher at $2,711,196, vs. the $2,314,668 during the same period in 2007.  Revenue into the Residential Roof Deck Market grew 40% to $384,486 in comparison to $274,734 in 2007.  Revenue attributable to the Commercial Modular industry grew 5% to $987,036 (vs. $941,925 year-to-date through December 31, 2007) and revenue from the Structural Insulated Panel market was $17,606.  Revenue for the month of December 2008 was 6% higher at $254,010 than the $239,916 during the same period in 2007.

Sales volume of shipments of Blazeguard products for the year-to-date period July through December 2008 was 3,684,100 sq. ft.  This is an increase of 7% over the 3,438,500 sq. ft. that was shipped during the same period last year.  Residential Roof Deck sales were higher by 57% (880,400 sq. ft. vs. 561,700 sq. ft. year-to-date through December 31, 2008).  Commercial Modular shipments decreased slightly year over year to 2,758,800 sq. ft. vs. 2,814,500 sq. ft.  Shipments into the Structural Insulated Panel market for the six months were 44,800 sq. ft.

Shipment volumes for the month ending December 31, 2008 were 371,424 sq. ft.  This is an increase over the 359,900 sq. ft. that was shipped during the same period one year ago.  Commercial Modular shipments grew 19% to 313,300 sq. ft. vs. 262,300 sq. ft. shipped during the same month last year.  The demand in this market has remained steady.  Shipments into the Residential Roof Deck Market were 58,100 sq. ft. vs. 90,000 sq. ft.

Refer to Exhibit #99.1 for additional information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1   Company Press Release, January 16, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2009    International Barrier Technologies Inc.

                                          (Registrant)

/s/ Michael Huddy

(Signature)

(Michael Huddy, President/CEO/Director)

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